Exhibit 99.1

Contact:
Adolor Corporation	Sam Brown, Inc. (media)
Stephen W. Webster	Mike Beyer (773) 463-4211
Senior Vice President, Finance and CFO
(484) 595-1500

ADOLOR CORPORATION ANNOUNCES MANAGEMENT APPOINTMENTS

— George R. Maurer Promoted to Senior Vice President —

— John P. Wilson Hired as Vice President, Sales and Marketing —

— Elizabeth V. Jobes, JD, Hired as Vice President, Chief Compliance Officer —

EXTON, PA., January 7, 2008 — Adolor Corporation (Nasdaq: ADLR) today announced the following promotion and new hires:

George R. Maurer has been promoted to the position of Senior Vice President, Manufacturing and Pharmaceutical Technologies and will report to Michael R. Dougherty, Adolor’s President and Chief Executive Officer. Mr. Maurer, 53, joined Adolor in 2002 as Senior Director Commercial Manufacturing, and has held roles of increasing responsibility since, most recently serving as Vice President, CMC and Manufacturing. Prior to joining Adolor, Mr. Maurer held manufacturing positions at Viropharma, Incorporated and Schering-Plough Corp.

Adolor has appointed John P. Wilson as Vice President, Sales and Marketing. Mr. Wilson joined the Company on January 5, reporting to Mr. Dougherty, and will direct Adolor’s sales and marketing efforts of its FDA-approved product, ENTEREG(R) (alvimopan), and will be the primary interface regarding co-promotion efforts of ENTEREG with GlaxoSmithKline. Mr. Wilson, 47, brings over 25 years of pharmaceutical industry sales and marketing experience to Adolor, having most recently served as Vice President, Sales and Marketing at Discovery Laboratories, Inc. and, prior to that, in positions of increasing responsibility at Johnson & Johnson and Burroughs Wellcome Company.

Adolor recently appointed Elizabeth (Liz) V. Jobes as Vice President, Chief Compliance Officer. Ms. Jobes, 42, leads Adolor’s Compliance function and reports to John M. Limongelli, Senior Vice President, General Counsel and Secretary. Ms. Jobes joined Adolor from Cephalon, Inc. where she most recently served as Senior Director, Global Compliance Officer. Prior to Cephalon, Ms. Jobes was an Assistant District Attorney, Chief of the Repeat Offender Unit, in the Philadelphia District Attorney’s Office.

“I am delighted to have John and Liz join us in these key positions as we continue our focus on the commercialization of ENTEREG in 2009. Their collective experience in launching new pharmaceutical products will be a valuable asset to Adolor at this time in our development,” said Mr. Dougherty. “The promotion of George to SVP further augments the senior management team we have assembled over the past several months, and recognizes the significant contributions George has made in running our manufacturing and CMC areas since his arrival.”

About Adolor Corporation

Adolor Corporation is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products.

Adolor’s first approved product in the United States is ENTEREG, which is indicated to accelerate the time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis.  ENTEREG is available for short-term use in hospitals registered under the ENTEREG Access Support and Education (E.A.S.E.TM) Program.  In collaboration with GlaxoSmithKline, the company launched ENTEREG in mid-2008.

For more information, visit www.adolor.com.

Forward-Looking Statements

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Adolor’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; market prospects for ENTEREG; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning or that otherwise express contingencies, goals, targets or future development. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries, as well as more specific risks and uncertainties facing Adolor such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available at http://www.sec.gov and from Adolor at www.adolor.com. Given the uncertainties affecting pharmaceutical companies such as Adolor, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Adolor undertakes no obligation to publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise, except as may be required by law.

This press release is available on the website http://www.adolor.com.

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